UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Earliest Reported Event:  October 23, 2006

INNOVA PURE WATER, INC.

(Exact name of registrant as specified in its charter)

Florida	0-29746	59-2567034
----------------------------	----------------------------	----------------------------
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4951 Airport Parkway, Suite 500

Addison TX 75001

(Address of Principal Executive Offices) (Zip Code)

(972) 980-0486

(Registrant's telephone number, including area code)

15851 N. Dallas Parkway,  Suite 1200

Addison, Texas 75001

(972) 616-1200

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(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 1.01

Entry into a Material Definitive Agreement

The information set forth under Items 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers

On October 23, 2006, John H. Nohren, Jr., Founder and former Chairman of the Company, and a Director, informed the Company that he was resigning as a Director effective immediately.  Mr. Nohren has agreed to serve as a consultant to the Company for a period of one year, during which he will also serve on the Company’s newly established, non-voting, Advisory Board.

ITEM 9.01

Financial Statements and Exhibits

(b)

Exhibits

10.1

Consulting Agreement between Innova Pure Water, Inc. and John H. Nohren, Jr.,

dated the 13th day of September, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVA PURE WATER, INC.

October 23, 2006

By:

/s/   David Zich

David Zich, President & CEO